Exhibit 99.1

Press Release

Tuesday May 30, 7:30 am ET

NATIONAL TECHNICAL SYSTEMS, INC. ANNOUNCES INTENTION
TO SELL PARCEL OF LAND

Calabasas, Calif. -- (BUSINESS WIRE) -- May 30, 2006 -- National Technical Systems, Inc. (NTS) (Nasdaq: NTSC - News), a leading provider of quality and conformance testing and managed services, announced today through its Chairman of the Board, Dr. Jack Lin, that it has listed for sale an approximately 120 acre parcel of unimproved land that is adjacent to the Company’s Santa Clarita, CA facility. The Santa Clarita Laboratory has recently been modified into a satellite and commercial laboratory; therefore this surplus land can now be offered for sale. The parcel is listed with an offering price of $40 million. There is no assurance that the land can be sold for the listing price.

About National Technical Systems, Inc:

National Technical Systems, Inc. is a business-to-business services company providing organizations in the aerospace, defense, information technology (IT) and high technology markets integrated testing, certification, quality registration, systems evaluation and engineering solutions. For additional information about National Technical Systems, Inc. visit its website located on the Internet at www.ntscorp.com.

Cautionary Note Regarding Forward-Looking Statements:

The statements in this press release that relate to future plans or events are forward-looking statements that involve certain risks and uncertainties. Actual results, events and performance may differ materially. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

National Technical Systems
Lloyd Blonder, 818-591-0776
or
BPC Financial Marketing
John Baldissera, 800-368-1217

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